UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2021

CLOUDERA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38069	26-2922329
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5470 Great America Parkway

Santa Clara, CA 95054

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 362-0488

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00005 per share	CLDR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On June 1, 2021, Cloudera, Inc., a Delaware corporation (“Cloudera”), Sky Parent Inc., a Delaware corporation (“Parent”) and Project Sky Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, and subject to the satisfaction or waiver of the conditions specified therein, Merger Sub shall merge with and into Cloudera and the separate corporate existence of Merger Sub will cease, with Cloudera continuing as the surviving corporation and a wholly owned subsidiary of Parent (the “Merger”).

Between July 9, 2021, and August 11, 2021, twelve purported stockholders of Cloudera commenced actions, captioned Wang v. Cloudera, Inc., et al., Case No. 1:21-cv-05924 (S.D.N.Y.), Whitfield v. Cloudera, Inc., et al., Case No. 1:21-cv-06041 (S.D.N.Y.), Muniz v. Cloudera, Inc., et al., Case No. 1:21-cv-06026 (S.D.N.Y.), Bercovici v. Cloudera, Inc., et al., Case No. 3:21-cv-05457 (N.D. Cal.), Raffo v. Cloudera, Inc., et al., Case No. 1:21-cv-06126 (S.D.N.Y.), Kortis v. Cloudera, Inc., et al., Case No. 1:21-cv-04064 (E.D.N.Y.), Morgan v. Cloudera, Inc., et al., Case No. 1:21-cv-01137 (D. Del.), Palkon v. Cloudera, Inc., et al., Case No. 5:21-cv-06040 (N.D. Cal.), Justice v. Cloudera, Inc. et al., Case No. 2:21-cv-03498 (E.D. Pa.), Christopher v. Cloudera, Inc. et al., Case No. 1:21-cv-06661 (S.D.N.Y.), Shumacher v. Cloudera, Inc., et al., Case No. 1:21-cv-06708 (S.D.N.Y.), and Jones v. Cloudera, Inc., et al., Case No. 5:21-cv-06177 (N.D. Cal.), in the United States District Courts for the Southern District of New York, Eastern District of New York, Northern District of California, District of Delaware, and Eastern District of Pennsylvania. The complaints name Cloudera and the members of the Cloudera board of directors (the “Board”) as defendants. The complaints assert claims under Section 14(a) and Section 20(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) challenging the adequacy of the disclosures relating to the proposed acquisition of Cloudera by affiliates of Clayton, Dubilier & Rice, LLC (“CD&R”) and Kohlberg Kravis Roberts & Co. (“KKR”) made in the preliminary proxy statement and definitive proxy statement (the “Proxy Statement”) filed with the United States Securities and Exchange Commission (the “SEC”) on July 7, 2021, and July 19, 2021, respectively. The complaints seek, among other relief, an injunction preventing the parties from consummating the proposed transaction, damages in the event the transaction is consummated, and an award of attorneys’ fees. Cloudera believes the claims asserted in the lawsuits are without merit. Further, on July 30, 2021, and August 13, 2021, Cloudera received two written demands to inspect books and records from two Cloudera stockholders pursuant to 8 Del. C. § 220.

Cloudera believes that no further disclosure is required to supplement the Proxy Statement under applicable laws. However, to minimize the expense and distraction of responding to such actions, Cloudera is providing additional disclosures related to the Merger and transactions related thereto, which are set forth below, supplementing the disclosures in the Proxy Statement. Nothing in these supplemental disclosures shall be deemed an admission of the legal necessity or materiality of any of the disclosures set forth herein.

These supplemental disclosures do not affect the merger consideration to be paid to Cloudera’s stockholders in connection with the Merger or the timing of Cloudera’s virtual special meeting of stockholders scheduled to be held online via live webcast on August 25, 2021 at 7:00 am, Pacific Daylight Time, at www.virtualshareholdermeeting.com/CLDR2021SM (the “Special Meeting”). The Board continues to recommend that you vote “FOR” the proposal to adopt the Merger Agreement and “FOR” the other proposals being considered at the Special Meeting.

Supplemental Disclosures to the Proxy Statement

The following supplemental disclosures should be read in conjunction with the Proxy Statement, which should be read in its entirety. To the extent that information in the supplemental disclosures differs from or updates information contained in the Proxy Statement, the information in the supplemental disclosures shall supersede or supplement the information in the Proxy Statement. Defined terms used but not defined in the supplemental disclosures have the meanings set forth in the Proxy Statement. Paragraph and page references used herein refer to the Proxy Statement before any additions or deletions resulting from the supplemental disclosures. Unless stated otherwise, the revised text in the supplemental disclosures is underlined to highlight the supplemental information being disclosed.

The disclosure in the section entitled “Background of the Merger,” beginning on page 31 of the Proxy Statement, is hereby amended by replacing the second paragraph on page 32 with the following:

On November 15, 2019, the M&A Committee which at the time was comprised of Peter Fenton, Paul Cormier and Nicholas Graziano, held a meeting via videoconference, with representatives from Cloudera’s senior management, Cloudera’s outside legal counsel ~~at Latham & Watkins LLP(“Latham”)~~ and Morgan Stanley present, to discuss potential outreach to potentially interested bidders in connection with a possible sale of Cloudera. Following discussion of potential interested parties as well as the likelihood of potential interest based on Cloudera’s performance during the prior six months, the M&A Committee instructed representatives of Cloudera’s senior management, with assistance from Morgan Stanley, to begin limited outreach to certain counterparties to gauge potential interest in the possible sale of Cloudera. The M&A Committee chose to conduct a targeted approach in its outreach due to concerns related to confidentiality. Representatives of Cloudera’s senior management were reminded that all outreach to and discussions with potential counterparties must only be conducted with the approval of and at the direction of the M&A Committee. The price per share of Cloudera common stock on the New York Stock Exchange as of the close of trading on November 15, 2019 was $8.76 per share.

The disclosure in the section entitled “Background of the Merger,” beginning on page 31 of the Proxy Statement, is hereby amended to add the following after the fifth paragraph on page 32:

On March 25, 2020, the Board of Directors held a meeting by videoconference, with representatives from Cloudera’s senior management, Cloudera’s outside legal counsel and Morgan Stanley present, to discuss feedback from the outreach process.

The disclosure in the section entitled “Background of the Merger,” beginning on page 31 of the Proxy Statement, is hereby amended by replacing the last paragraph on page 32 with the following:

In late March 2020 and into April 2020, representatives of a large US-based software-focused private equity firm (“PE Firm A”), which had not previously been contacted during the previous outreach process in December to February 2020, approached Mr. Bearden on an unsolicited basis to express an interest in potentially acquiring Cloudera in a take-private transaction. Mr. Bearden promptly reported this unsolicited expression of interest to the M&A Committee. During the course of these discussions with PE Firm A, members of senior management of Cloudera and representatives from Morgan Stanley continued to provide periodic updates to the M&A Committee and the Board of Directors regarding the status of discussions with PE Firm A.

The disclosure in the section entitled “Background of the Merger,” beginning on page 31 of the Proxy Statement, is hereby amended by replacing the second paragraph on page 33 with the following:

On May 13, 2020, the Board of Directors held a special meeting by videoconference, with representatives from Cloudera’s senior management, ~~Latham~~ Cloudera’s outside legal counsel and Morgan Stanley present, to discuss the proposal from PE Firm A. Following discussion and the presentation by Morgan Stanley of certain preliminary financial analyses, the Board of Directors determined that the proposal from PE Firm A was timed to take advantage of the short-term impacts of COVID-19, and did not represent sufficient value to Cloudera’s stockholders and directed senior management, with the assistance of Morgan Stanley, to conduct outreach to potential acquirers to evaluate interest in a potential acquisition of Cloudera (including previously contacted parties). The Board of Directors also instructed Cloudera’s senior management to prepare updated forecasts for use with potential bidders in connection with their evaluation of a potential acquisition of Cloudera. Representatives of Cloudera’s senior management were reminded that all outreach to and discussions with potential counterparties must only be conducted with the approval of and at the direction of the M&A Committee.

The disclosure in the section entitled “Background of the Merger,” beginning on page 31 of the Proxy Statement, is hereby amended by replacing the fourth paragraph on page 33 with the following:

During the course of late May and early June 2020, representatives of Morgan Stanley contacted each of the parties previously contacted regarding their potential interest in an acquisition of Cloudera and engaged with six additional private equity firms (including CD&R) and three additional strategic parties in order to solicit potential interest in an acquisition of Cloudera. ~~Each party~~ Five of the parties who had previously not executed a confidentiality agreement entered into a confidentiality agreement with Cloudera, which included a customary standstill provision with a term of 12 months or less that expired upon the announcement of a change of control transaction. Three of the newly contacted private equity firms (including CD&R) and two of the newly contacted strategic parties each separately attended a management presentation with members of Cloudera’s senior management team. In addition, Cloudera’s senior management team also had follow-up meetings with each of the parties previously contacted beginning in December 2019 regarding their potential interest in an acquisition of Cloudera (including KKR). However, none of the contacted parties decided to submit a proposal, again citing concerns around the execution of Cloudera’s business transition, the status of the Hortonworks integration process and valuation concerns as reflected in the then current stock price. However, representatives of CD&R expressed a desire to revisit discussions after another one or two fiscal quarters of additional performance. In addition, by early June 2020, equity values in the United States had generally recovered from their COVID-19 pandemic lows, and on June 1, 2020, the price per share of Cloudera common stock on the New York Stock Exchange was $10.96 per share. As a result, PE Firm A and Cloudera did not continue discussions regarding a potential transaction. In consultation with the M&A Committee and the Board of Directors, members of Cloudera’s senior management decided to pause ongoing discussions regarding the possible sale of Cloudera, but agreed to stay in contact with parties regarding their potential interest.

The disclosure in the section entitled “Background of the Merger,” beginning on page 31 of the Proxy Statement, is hereby amended by replacing the last paragraph on page 33 with the following:

In December 2020, Cloudera’s senior management prepared the December 2020 Board Plan. The Board of Directors reviewed and approved the December 2020 Board Plan on December 15, 2020. At the direction of the M&A Committee, the December 2020 Board Plan was shared with representatives of CD&R on January 12, 2021 in connection with their due diligence review of Cloudera.

The disclosure in the section entitled “Background of the Merger,” beginning on page 31 of the Proxy Statement, is hereby amended by replacing the seventh paragraph on page 34 with the following:

On May 11, 2021, the M&A Committee held a meeting via videoconference with certain other directors, representatives of Cloudera senior management, Latham and Morgan Stanley present. Mr. Bearden provided an update to the M&A Committee on the status of discussions with CD&R and the various meetings held with CD&R. Following discussion, the M&A Committee instructed Mr. Bearden to continue discussions with CD&R, given the seriousness of their potential interest and prior discussions. Representatives of senior management were reminded that they should not discuss the potential for or terms of employment following the close of any transaction. The M&A Committee also considered additional outreach to potential bidders by Morgan Stanley and Cloudera’s senior management. However, given concerns about the negative impact of potential deal leaks and the belief that interest from other bidders was unlikely based on past outreach, the M&A Committee ultimately determined not to reach out to other bidders at that stage and instead to require a customary “go-shop” provision if the parties ultimately reached a deal, which would allow Cloudera to solicit additional bids for a specified period of time following the signing of any definitive agreement with respect to a transaction, particularly given the familiarity that likely bidders already had with Cloudera after the outreach to other potential bidders in 2019 and again in 2020.

The disclosure in the section entitled “Background of the Merger,” beginning on page 31 of the Proxy Statement, is hereby amended to add the following after the seventh paragraph on page 34:

On May 12, 2021, the Board of Directors held a meeting, with representatives from Cloudera’s senior management, Latham and Morgan Stanley present, to discuss the status of a potential sale transaction with CD&R. The Board agreed with the recommendation of the M&A Committee not to reach out to other bidders at that stage and instead to require a customary “go-shop” provision if the parties ultimately reached a deal.

The disclosure in the section entitled “Background of the Merger,” beginning on page 31 of the Proxy Statement, is hereby amended by replacing the first paragraph on page 35 with the following:

On May 14, 2021, the Board of Directors held a special meeting by videoconference, with representatives from Cloudera’s senior management, Latham and Morgan Stanley present, to discuss the proposal from CD&R. Latham reviewed with the Board of Directors its fiduciary duties. Representatives of Morgan Stanley reviewed with the Board of Directors certain preliminary financial analyses based on the proposal from CD&R. Following discussion, the Board of Directors determined that the proposal from CD&R did not represent adequate value and instructed Morgan Stanley to respond with a counter-proposal of $17.00 in cash per share of Cloudera common stock, with (1) a go-shop period of 45 days, (2) a termination fee payable by Cloudera of 1.25% of Cloudera’s equity value based on the aggregate merger consideration if Cloudera terminated the merger agreement to enter into a definitive agreement in respect of a superior proposal prior to the end of the go-shop period, (3) a termination fee payable by Cloudera of 2.50% of Cloudera’s equity value based on the aggregate merger consideration if Cloudera terminated the merger agreement under certain other circumstances and (4) no financing contingencies related to the transaction. At the meeting, the Board of Directors also requested that Morgan Stanley seek clarity from CD&R regarding the status of its equity commitments since the Board of Directors expected that it would likely be necessary for CD&R to bring in another financial sponsor to participate in the process. Representatives of senior management were also reminded that they should not discuss the potential for or terms of employment following the close of any transaction.

The disclosure in the section entitled “Background of the Merger,” beginning on page 31 of the Proxy Statement, is hereby amended by replacing the fourth paragraph on page 35 with the following:

On May 15, 2021, representatives of KKR contacted Mr. Bearden to express an interest in joining a transaction with CD&R to acquire Cloudera and provide the remaining needed equity commitments for a potential transaction. The confidentiality agreement then in effect between Cloudera and CD&R did not prevent CD&R from communicating with potential sources of financing. That same day, Cloudera and KKR entered into a new confidentiality agreement relating to the potential transaction.

The disclosure in the section entitled “Background of the Merger,” beginning on page 31 of the Proxy Statement, is hereby amended by replacing the fifth full paragraph on page 36 with the following:

On May 25, 2021, the Board of Directors, with representatives of Cloudera senior management, Latham and Morgan Stanley present, held a meeting to discuss the latest status of discussions with CD&R and KKR. At the same meeting, the Board of Directors also reviewed the May 2021 Final Updated Forecasts and the related extrapolations for fiscal years 2025 through 2031 with Cloudera’s senior management.

In connection with such review, the Board of Directors directed Morgan Stanley to use the May 2021 Final Updated Forecasts and the related extrapolations for fiscal years 2025 through 2031, or a subset thereof, in performing its financial analyses in connection with its financial fairness opinion. The Board of Directors also discussed certain “stretch case” forecasts in the Upside Scenario, which had previously been provided to CD&R as part of evaluating a potential acquisition of Cloudera. The Board of Directors concluded that the Upside Scenario was unlikely to be achieved and that Cloudera’s prospects as a stand-alone company should be evaluated on the basis of the May 2021 Final Updated Forecasts. The May 2020 Forecasts, the December 2020 Board Plan, the March 2021 Board Plan, the May 2021 Final Updated Forecasts and the Upside Scenario are each described in the section entitled “-Management Projections” beginning on page 51 of this proxy statement.

The disclosure in the section entitled “Background of the Merger,” beginning on page 31 of the Proxy Statement, is hereby amended to add the following after the fifth full paragraph on page 36:

On May 26, 2021, the M&A Committee held a meeting via tele-conference with certain other directors, representatives of senior management, Latham and Morgan Stanley present. Mr. Bearden provided an update to the M&A Committee on the status of discussions with CD&R and KKR.

The disclosure in the section entitled “Background of the Merger,” beginning on page 31 of the Proxy Statement, is hereby amended by replacing the third full paragraph on page 37 with the following:

Between May 28, 2021 and May 31, 2021, representatives of Latham and Kirkland negotiated and finalized the terms of the merger agreement, including, the go-shop procedures, the financing cooperation covenant, and the materiality bring-down threshold with respect to the capitalization representation at closing, and the equity commitment letters, limited guaranties, debt commitment letter and disclosure schedules. At no point during the negotiation process did any employee of Cloudera enter into any formal or informal agreement, arrangement, or understanding (whether or not binding) regarding continuing employment after closing of the contemplated transaction. Other than the terms of the support agreement related to the ability of the Icahn Group to transfer shares between the date of the Agreement and the receipt of shareholder approval, which the parties continued to negotiate during the evening of May 31, 2021, all open points in the transaction documents were substantially resolved by the afternoon of May 31, 2021.

The disclosure in the section entitled “Background of the Merger,” beginning on page 31 of the Proxy Statement, is hereby amended by replacing the last paragraph on page 37 with the following:

On May 31, 2021, the Board of Directors held a meeting via videoconference, with representatives of Cloudera senior management, Latham and Morgan Stanley present. Latham reviewed with the Board of Directors its fiduciary duties and also provided an overview of the disclosure memorandum provided by Morgan Stanley. The Board of Directors determined that the relationships did not reflect a material conflict in the context of the proposed transaction. Representatives of Morgan Stanley then reviewed their financial analyses of the merger consideration, and representatives of Latham reviewed the proposed terms of the merger agreement, support agreement, equity commitment letters, limited guaranties and debt commitment letter. Representatives of Latham also reviewed proposed resolutions that would, among other things, exempt the proposed transactions and agreements from the restrictions on business combinations of Delaware General Corporation Law § 203. Thereafter, the representatives of Morgan Stanley rendered to the Board of Directors Morgan Stanley’s oral opinion, subsequently confirmed in writing, that, as of May 31, 2021, and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in the written opinion, the Per Share Merger Consideration to be received by the holders of shares of Cloudera Common Stock (other than the holders of the Excluded Shares) pursuant to the Merger Agreement was fair from a financial point of view to such holders of shares of Cloudera Common Stock. After further deliberation and discussion, the Board of Directors unanimously (i) determined that it is in the best interests of Cloudera and its stockholders, and declared it advisable, to enter into the merger agreement and consummate the merger upon the terms and subject to the conditions set forth therein, (ii) adopted resolutions rendering inapplicable to the merger agreement, support agreement, and any transactions contemplated by the merger agreement or support agreement, the restrictions on “business combinations” (as defined in Section 203 of the Delaware General Corporation Law), (iii) approved the execution and delivery of the merger agreement by Cloudera, the performance by Cloudera of its covenants and other obligations thereunder, and the consummation of the merger upon the terms and subject to the conditions set forth therein, (iv) resolved to recommend that the stockholders of Cloudera adopt the merger agreement in accordance with the DGCL and (v) approved the support agreement.

The disclosure in the section entitled “Opinion of Morgan Stanley,” beginning on page 42 of the Proxy Statement, is hereby amended by replacing the first full paragraph on page 45 with the following:

For purposes of this analysis, Morgan Stanley analyzed the ratio of aggregate value to estimated revenue, which, for purposes of this analysis, (i) for Cloudera, (x) were provided to Morgan Stanley, and approved for Morgan Stanley’s use, by Cloudera’s management for fiscal years 2021 and 2022 for the May 2021 Final Updated Forecasts, and (y) were based on the median of publicly available equity analyst research estimates for calendar years 2021 and 2022 for the Street Case; and (ii) for each of the comparable companies, were based on publicly available consensus equity analyst research estimates for comparison purposes. For the above-listed Financial Profile Peers, as of May 28, 2021, the range of calendar year 2021 estimated aggregate value to revenue ratios based on consensus equity analyst research estimates was 3.9x – 12.8x and the median ratio was 6.1x. Also for the Financial Profile Peers, as of May 28, 2021, the range of calendar year 2022 estimated aggregate value to revenue ratios based on consensus equity analyst research estimates was 3.7x – 11.8x and the median ratio was 5.6x. For the above-listed Enterprise Software / Data Management Peers, as of May 28, 2021, the range of calendar year 2021 estimated aggregate value to revenue ratios based on consensus equity analyst research estimates was 2.4x – 72.8x and the median ratio was 6.8x. Also for the Enterprise Software / Data Management Peers, as of May 28, 2021, the range of calendar year 2022 estimated aggregate value to revenue ratios based on consensus equity analyst research estimates was 2.4x – 44.5x and the median ratio was 6.6x.

The disclosure in the section entitled “Opinion of Morgan Stanley,” beginning on page 42 of the Proxy Statement, is hereby amended by replacing the third paragraph on page 46 with the following:

In each case, Morgan Stanley then added projected net cash to Cloudera’s future implied aggregate value to reach a future implied fully diluted equity value. In each case, Morgan Stanley then divided the future implied fully diluted equity value by estimated fully diluted shares outstanding (with such estimates provided by Cloudera management), using the treasury stock method, to calculate a per share price. In each case, Morgan Stanley then discounted the resulting implied future per share price to May 28, 2021, at a discount rate of 8.6 percent, which rate was selected based on Cloudera’s estimated cost of equity (8.6 percent), which was arrived at upon the application of Morgan Stanley’s professional judgment and experience, taking into account macro-economic assumptions, estimates of risk, Cloudera’s capital structure and other appropriate factors and by applying the capital asset pricing model, to calculate the discounted fully diluted equity value.

The disclosure in the section entitled “Opinion of Morgan Stanley,” beginning on page 42 of the Proxy Statement, is hereby amended by replacing the third, fourth and fifth sentences of the last paragraph on page 46 with the following:

The free cash flows and terminal values were discounted, using a mid-year convention, to present values as of May 28, 2021 at a discount rate ranging from 7.1 percent to 8.9 percent, which discount rates were selected, upon the application of Morgan Stanley’s professional judgment and experience, taking into account macro-economic assumptions, estimates of risk, Cloudera’s capital structure and other appropriate factors, to reflect an estimate of Cloudera’s weighted average cost of capital (7.1 percent to 8.9 percent) determined by the application of the capital asset pricing model. In its analysis, Morgan Stanley utilized perpetuity growth rates of 2.5% to 3.5%. Such perpetuity growth rates were selected upon the application of Morgan Stanley’s professional judgement and experience, taking into account market expectations regarding long-term real growth rate of gross domestic product and inflation. The resulting aggregate value was then adjusted for net cash and further adjusted for the net present value of net operating losses.

The disclosure in the section entitled “Opinion of Morgan Stanley,” beginning on page 42 of the Proxy Statement, is hereby amended by replacing the second paragraph on page 47 with the following:

Morgan Stanley performed a precedent transactions multiples analysis, which is designed to imply a value of a company based on publicly available financial terms. Morgan Stanley compared publicly available statistics for selected software transactions. Morgan Stanley selected such comparable transactions because they shared certain characteristics with the merger, most notably because they were similar software transactions. Specifically, the precedent transactions were all (i) software company transactions that occurred since 2016, (ii) transactions that involved an aggregate purchase price of $1 billion or more, and (iii) transactions for companies with projected revenue growth of less than 15% over the next 12 months following the announcement of the transaction. For such transactions, Morgan Stanley noted the estimated aggregate value of the transaction to the next 12 months (which we refer to as “NTM”) Revenue based on publicly available information at the time of announcement of each such transaction.

The disclosure in the section entitled “Opinion of Morgan Stanley,” beginning on page 42 of the Proxy Statement, is hereby amended by replacing the first full paragraph on page 49 with the following:

Morgan Stanley noted certain future public market trading price targets for Cloudera common stock prepared and published by equity research analysts prior to May 28, 2021 (the last full trading day prior to the meeting of the Board of Directors to approve and adopt the Merger Agreement, declare the advisability of the Merger Agreement and approve the transactions contemplated thereby, including the merger). Morgan Stanley considered 11 total price targets. These targets reflected each analyst’s estimate of the future public market trading price of Cloudera common stock. The undiscounted analyst price targets in the 25th to 75th percentile range for the Cloudera common stock were $14.00 to $16.00 per share as of various dates ranging from March 11, 2021 to April 23, 2021. Morgan Stanley discounted such range of analyst price targets per share for the Cloudera common stock by one year at a rate of 8.6 percent, which discount rate was selected by Morgan Stanley, upon the application of its professional judgment and experience taking into account macro-economic assumptions, estimates of risk, Cloudera’s capital structure and other appropriate factors, to reflect Cloudera’s cost of equity (8.6 percent). This analysis indicated an implied range of fully diluted equity values for Cloudera common stock of $12.66 to $14.73 per share, as discounted by one year based on undiscounted analyst price targets, as of May 28, 2021 (the last full trading day prior to the meeting of the Board of Directors to approve and adopt the Merger Agreement, declare the advisability of the Merger Agreement and approve the transactions contemplated thereby, including the merger).

Important Information and Where to Find it

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, and no offer to sell or solicitation of an offer to buy shall be made in any jurisdiction in which such offer, solicitation or sale would be unlawful.

In connection with the proposed transaction, Cloudera filed with the SEC and mailed or otherwise provided to their respective stockholders a proxy statement on Schedule 14A and other relevant documents in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the Proxy Statement and other documents that are filed or will be filed with the SEC by the Company through the website maintained by the SEC at at www.sec.gov, Cloudera’s investor relations website at https://investors.cloudera.com/home/default.aspx or by contacting the Cloudera investor relations department at the following:

Kevin Cook

investor-relations@cloudera.com

650-644-3900

Participants in the Solicitation

Cloudera and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Cloudera’s stockholders are set forth in the Proxy Statement for its special stockholder meeting. Cloudera stockholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the proposed transaction, including the interests of Cloudera directors and executive officers in the transaction, which may be different than those of Cloudera stockholders generally, by reading the Proxy Statement and any other relevant documents that are filed or will be filed with the SEC relating to the transaction. You may obtain free copies of these documents using the sources indicated above.

Cautionary Statement Regarding Forward-Looking Statements About the Proposed Transaction

This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, as amended. These forward-looking statements are based on Cloudera’s current expectations, estimates and projections about the expected date of closing of the proposed transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by Cloudera, CD&R and KKR, all of which are subject to change. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” “expect,” “target,” similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond our control, and are not guarantees of future results, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. These and other forward-looking statements, including the failure to consummate the proposed transaction or to make or take any filing or other action required to consummate the transaction on a timely matter or at all, are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the completion of the proposed transaction on anticipated terms and timing, including obtaining stockholder and regulatory approvals, anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of Cloudera’s business and other conditions to the completion of the transaction; (ii) conditions to the closing of the transaction may not be satisfied; (iii) the transaction may involve unexpected costs, liabilities or delays; (iv) the outcome of any legal proceedings related to the transaction; (v) the failure by CD&R and KKR to obtain the necessary debt financing arrangements set forth in the commitment letters received in connection with the transaction; (vi) the impact of the COVID-19 pandemic on Cloudera’s business and general economic conditions; (vii) Cloudera’s ability to implement its business strategy; (viii) significant transaction costs associated with the proposed transaction; (ix) potential litigation relating to the proposed transaction; (x) the risk that disruptions from the proposed transaction will harm Cloudera’s business, including current plans and operations; (xi) the ability of Cloudera to retain and hire key personnel; (xii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; (xiii) legislative, regulatory and economic developments affecting Cloudera’s business; (xiv) general economic and market developments and conditions; (xv) the evolving legal, regulatory and tax regimes under which Cloudera operates; (xvi) potential business uncertainty, including changes to existing business relationships, during the pendency of the merger that could affect Cloudera’s financial performance; (xvii) restrictions during the pendency of the proposed transaction that may impact Cloudera’s ability to pursue certain business opportunities or strategic transactions; and (xviii) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as Cloudera’s response to any of the aforementioned factors. While the list of factors presented here is considered representative, such list should not be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Cloudera’s financial condition, results of operations, or liquidity. Cloudera does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLOUDERA, INC.

By:	/s/ David Howard
Name: David Howard
Title: Chief Legal Officer

Dated: August 18, 2021